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                                                            Exhibit 10.17(a)


                             CONFIDENTIAL TREATMENT


                        AGREEMENT OF LIMITED PARTNERSHIP
                        --------------------------------
                                       OF
                                       --
                              L & I PARTNERS, L.P.
                              --------------------


         This Agreement of Limited Partnership of L & I Partners, L.P. dated
May 2, 1997, is entered into by and among L & I, L.L.C., a Delaware limited liability company, as the General Partner, and the persons who have executed and delivered this Agreement and whose names appear on SCHEDULE A hereto (as said SCHEDULE A hereto may be amended from time to time as hereinafter provided), as the Limited Partners.

         In consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------
         In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "ACT" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to said Act.

         "AFFILIATE" means, when used with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person, provided that the Partnership shall not be deemed to be an Affiliate of any Partner. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of the Person, directly or indirectly, whether through -the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

         "AGREEMENT" means this Agreement of Limited Partnership of L & I Partners, L.P., as the same may be amended, modified or restated from time to time.

         "CAPITAL CONTRIBUTIONS" means the amount of cash or the fair market value, as determined in the sole judgment of the General Partner, of other property contributed to the Partnership.


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         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITMENT" shall mean the commitment by a Partner to make Capital Contributions as determined under ARTICLE 4 hereof and set forth in Schedule A hereto.

         "CONTRIBUTION PER UNIT" shall mean, with respect to a Partner as of the date of determination, the aggregate amount of all Capital Contributions made by such Partner as of such date divided by the number of Units owned by such Partner as of such date.

         "COVERED PERSON" means any Partner, an Affiliate of a Partner or any officer, manager, director, shareholder, partner or member of the Partnership or of a Partner or their respective Affiliates.

         "DISTRIBUTABLE CASH" shall mean, at the time of determination, all Partnership cash derived from the conduct of the Partnership's business, other than (i) Capital Contributions, together with interest earned thereon pending utilization thereof, (ii) financing proceeds and (iii) reserves for working capital and other amounts that the General Partner reasonably determines to be necessary for the proper operation of the Partnership's business and its winding up and liquidation.

         "GENERAL PARTNER" means L & I, L.L.C., a Delaware limited liability company, or any other Person who, at the time of reference, serves as the general partner of the Partnership, and who owns the number of Units set forth on SCHEDULE A hereto.

         "GROSS ASSET VALUE" means, as of any date of determination, the fair market value of all property of the Partnership as of the date on which the determination thereof is to be made. The fair market value of the property of the Partnership shall be determined by the General Partner. At the General Partner's election, or if no determination is made by the General Partner within 15 days after a request therefor is made, the fair market value of the property of the Partnership shall be determined by an independent appraiser selected by the General Partner. An appointed appraiser may employ persons and incur expenses as are necessary to make the determination. In all determinations of fair market value, no value shall be placed on the goodwill or name of the Partnership. Determinations of fair market value made in accordance with the foregoing shall be final and not subject to challenge by any Partner.

         "ILEX" means ILEX Oncology, Inc., a Delaware corporation.


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         "LICENSE AGREEMENT" shall mean the License Agreement dated May 2, 1997 between the Partnership and LKS.

         "LIMITED PARTNERS" means each Person who is a limited partner (which shall include each Limited Partner executing this Agreement on the date hereof, each additional Limited Partner and each substituted Limited Partner) at the time of reference thereto, and who owns the number of Units set forth on SCHEDULE A hereto.

         "LKS" means LeukoSite, Inc., a Delaware corporation.

         "OWNERSHIP RESTRICTION AGREEMENT" means the Ownership Restriction Agreement dated May 2, 1997, among the Partnership, the General Partner, the members of the General Partner and the Limited Partners.

         "PARTNERS" means, collectively, the General Partner and the Limited Partners, and "PARTNER" means any one of them.

         "PARTNERSHIP" means L & I Partners, L.P., the limited partnership entered into and formed hereunder pursuant to the Act.

         "PERSON" shall mean an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, unincorporated organization or a government or any agency or political subdivision thereof.

         "PRE-DEVELOPMENT BUDGET" shall mean the budget set forth as EXHIBIT A hereto, as amended in accordance with SECTION 18.6.

         "PRIME RATE" shall mean the variable rate per annum equal to the rate of interest published in the Wall Street Journal (Southwest Edition) in the "Money Rates" section as the "Prime Rate", adjusted as of the first business day of each month.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as it may be amended from time to time, and any successor to said Act.

         "UNIT PERCENTAGE" means, as to any Partner, the fraction, expressed as a percentage, having as its numerator the number of Units owned by such Partner and having as its dominator the total number of Units of all Partners.

         "UNITS" means the issued and outstanding ownership interests of the Partnership held by the Partners as set forth on SCHEDULE A hereto (as amended in accordance with this Agreement by the General Partner) and


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the rights and obligations associated with ownership interests of the Partners in the Partnership at the relevant time, including the consent, approval and management rights of the Partners and any and all other benefits to which the Partners may be entitled as provided in this Agreement, together with the obligations of the Partners to comply with all the terms and provisions of this Agreement. "UNIT" means any one of the Units.

                                    ARTICLE 2
                            FORMATION OF PARTNERSHIP
                            ------------------------

         2.1 FORMATION. The Partners hereby enter into and form the Partnership as a limited partnership pursuant to the provisions of the Act.

         2.2 NAME.  The name of the Partnership shall be "L & I Partners, L.P."

         2.3 CERTIFICATE. The General Partner shall cause a certificate of limited partnership meeting the requirements of the Act, and any amendments thereto which are required under the Act, to be filed, when and as required.

         2.4 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be 11550 IH 10 West, Suite 300, San Antonio, Texas 78230, or such other place as the General Partner may determine.

         2.5 REGISTERED OFFICE, REGISTERED AGENT. In Delaware, the Partnership shall maintain a registered office at 1209 Orange Street, Wilmington, Delaware 19801, and the name of the Partnership's registered agent at that address shall be CT Corporation System. In Texas, the Partnership shall maintain a registered office at 11550 IH 10 West, Suite 300, San Antonio, Texas 78230, and the name of the Partnership's registered agent at that address shall be James R. Koch. ILEX shall cause Mr. Koch to forward to each of the Partners a copy of any correspondence received by him in his capacity as the Partnership's registered agent in Texas.

         2.6 TERM. The term of the Partnership shall commence on the date hereof and shall continue for a period of 20 years, unless the Partnership is continued or sooner dissolved pursuant to the provisions of this Agreement.

                                    ARTICLE 3
                             PURPOSE: OPPORTUNITIES
                             ----------------------


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         3.1 PURPOSE. The purpose and nature of the business to be conducted by the Partnership shall be limited to (a) the commercialization of the Products (as defined in the License Agreement) under the License Agreement and (b) enter into, make and perform all such agreements and undertakings, and to engage in all such activities and transactions, as the General Partner may deem necessary or advisable for or incidental to the carrying out of the foregoing.

         3.2 OUTSIDE ACTIVITIES. This Agreement shall not preclude or limit, in any respect, the right of the General Partner, any other Partner or any of their Affiliates to engage or invest in any business activity of any nature or description, including those which may be the same as or similar to the Partnership's business. Any such activity may be engaged in independently or with others without any obligation whatsoever to offer same to any other Partner. Neither the Partnership, any Partner nor any of their Affiliates shall have any right, by virtue of this Agreement or the partnership relationship created hereby, in or to such other investments or activities, or- to the income or proceeds derived therefrom.

                                    ARTICLE 4
                         CAPITAL CONTRIBUTIONS; PARTNERS
                         -------------------------------

         4.1 PRE-DEVELOPMENT CONTRIBUTIONS. During the period commencing on the date hereof and ending ************ thereafter (the "Pre-Development Period"), the Partners hereby commit to make Capital Contributions to fund the Partnership's payment of third party costs and expenses set forth in the Pre-Development Budget; provided, however, that overhead and other costs expressly designated in the Pre-Development Budget as the separate costs of a Partner shall be borne solely by such Partner and shall not be treated as a Capital Contribution hereunder.

         4.2 INITIAL CAPITAL COMMITMENTS. Upon the expiration of the Pre-Development Period, the Partners commit to make an aggregate of ********** in Capital Contributions (the "Initial Commitments") in accordance with their respective Unit Percentages. Such contributions shall be used to fund the operations of the Partnership.

         4.3 ADDITIONAL CAPITAL COMMITMENTS. When the Initial Commitments have been funded by the Partners and the Partnership has a Capital Need (as defined below), there shall be successive additional rounds of commitments for Capital Contributions offered by the Partnership to the Partners ("OFFERED COMMITMENTS" and together with Initial Commitments, collectively the "COMMITMENTS"); provided, however,


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the aggregate Capital Contributions made by all Partners under all Commitments shall not exceed *********** without the prior express written consent of all Partners. Each such round shall be in increments of ********** in aggregate Offered Commitments and shall be offered as soon as practical upon a Capital Need. As used herein, a "CAPITAL NEED" shall be deemed to exist when (a) all then outstanding Commitments of the Partners have been fully funded and (b) the Partnership then needs additional funds (or reasonably anticipates the need for additional funds within 60 days) for its operations or to maintain reasonable reserves for such operations. Upon the occurrence of a Capital Need, an offering of a round of Offered Commitments may be commenced by any Partner upon such Partner giving written notice thereof to the other Partners and, once commenced, such offering shall continue for a period of 30 days thereafter (the "OFFER PERIOD"). With regard to each round of Offered Commitments, the General Partner must accept Offered Commitments in an amount equal to ** of all Offered Commitments accepted by the Limited Partners and each Limited Partner shall have the right (but no obligation) to accept Offered Commitments in an amount equal to but not less than ***** of the Offered Commitments (which percentage may not correspond to then existing Unit Percentages, as adjusted). Each Limited Partner that desires (or is obligated) to accept Offered Commitments must give written notice of its acceptance to each other Partner and to the Partnership during the Offer Period. Unless a Limited Partner accepts Offered Commitments during the Offer Period in accordance with the foregoing, such Limited Partner shall be deemed to have rejected such Offered Commitments. If a Limited Partner rejects (or is deemed to have rejected) the Offered Commitments, the other Limited Partner may elect to accept all (but not less than all) of such rejected Offered Commitments by giving written notice thereof to the Other Partners on or before the expiration of 15 days after the end of the Offer Period.

         4.4 FUNDING OF COMMITMENTS. All Commitments made by the Partners pursuant to the provisions of this Article 4 shall be funded upon request by the General Partner (or its managers or officers) as necessary to fund the Partnership's operations and to maintain reasonable reserves for such operations. Each request for funding shall be given by the General Partner (or its managers or officers) to all other Partners at least five business days prior to the funding date. Each request for funding shall include the statement as to the intended use of the proceeds of such funding.

         4.5 BINDING COMMITMENTS, DEFAULT. All Commitments made by the Partners pursuant to the provisions of this ARTICLE 4 shall be irrevocable, binding commitments which shall be enforceable by the Partnership


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against the Partners making such Commitments. If a Partner does not fund a
Commitment made by it in accordance with the foregoing provisions, the other Partners may (without any obligation) fund the unfunded portion of such Commitment. Any such funding shall be in addition to, and not in lieu of, all rights and remedies that the Partnership and the other Partners may be entitled to against the defaulting Partner pursuant to this Agreement, at law or in equity.

         4.6 ADJUSTMENTS TO UNITS. As of any date (an "ADJUSTMENT DATE") on which, in accordance with the foregoing, Capital Contributions are made by the Partners other than in accordance with their Unit Percentages, the Units of all Partners shall automatically (and without any further action by the Partners) be adjusted so that the number of Units held by each Partner shall be equal to 100 multiplied by a fraction, the numerator of which shall be the aggregate amount of Capital Contributions made by such Partner as of the Adjustment Date, and the denominator of which shall be the aggregate amount of Capital Contributions made by all Partners as of the Adjustment Date; it being understood that the total number of Units held by all Partners shall always equal 100. As of the date of each Adjustment Date, the Unit Percentage of each Partner shall also be adjusted based upon the adjusted number of Units held by each Partner. Promptly after each Adjustment Date, the General Partner shall amend SCHEDULE A hereto to reflect the automatic adjustment of the number of Units and Unit Percentages as of each Adjustment Date (such adjustment shall nevertheless be effective as of the Adjustment Date regardless when SCHEDULE A hereto is amended).

         4.7 SCHEDULE OF PARTNERS, COMMITMENTS-, CONTRIBUTIONS, UNIT OWNERSHIP. The name, address, Commitments, Capital Contributions and Unit ownership of each Partner are set forth on SCHEDULE A attached hereto. SCHEDULE A hereto shall be amended by the General Partner to reflect the admission of additional or substituted Limited Partners and to reflect adjustments to Units, Unit Percentages, Commitments and Capital Contributions in accordance with the provisions of this Agreement. The General Partner shall amend SCHEDULE A hereto pursuant to the power of attorney granted under ARTICLE 13 hereof to reflect any such adjustments. The Units owned by Partners hereunder shall not be represented by certificates.

         4.8 NO THIRD PARTY BENEFICIARIES. In no event shall a third party, including without limitation a creditor of the Partnership, be entitled to in any way rely upon or enforce the obligation of Partners to make future Capital Contributions.


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         4.9 LOANS AND WITHDRAWAL OF CAPITAL CONTRIBUTIONS. No Partner shall be permitted to borrow, or to make an early withdrawal of, any portion of the capital contributed by such Partner.

         4.10 LIMITED LIABILITY OF LIMITED PARTNERS. No Limited Partner shall be bound by or personally liable for the expenses, liabilities or obligations of the Partnership.

         4.11 LIMITED CATCH-UP OPTION. In the event that the Unit Percentages of the Limited Partners are adjusted pursuant to SECTION 4.6 as a result of one Limited Partner (the "CONTRIBUTING PARTNER") making more Capital Contributions, in aggregate, than the other Limited Partner (the "NON-CONTRIBUTING PARTNER"), the Non-Contributing Partner shall have a limited, one-time option (the "OPTION") to purchase a portion of the Contributing Partner's Units as provided in this Section. The Option shall be exercisable by the Non-Contributing Partner one time (but not more than one time) at any time prior to (but not after) the fifth (5th) anniversary of the initial effective date of this Agreement (the "OUTSIDE DATE"). The Option may be exercised by the Non-Contributing Partner giving written notice of exercise to the Contributing Partner prior to the Outside Date. The purchase price of the Units purchasable pursuant to the Option shall be equal to the sum of (i) the Contributing Partner's Contribution Per Unit as of the date of exercise of the Option multiplied by the number of Units being purchased plus (ii) Applicable Interest. The maximum number of Units purchasable under the Option shall be equal to ******** of the amount by which the number of Units owned by the Contributing Partner exceeds the number of Units owned by the Non-Contributing Partner; provided, however, in no event shall the number of Units purchasable under the Option exceed the number of Units which, if multiplied by the Contributing Partner's Contribution Per Unit, would equal **********.

         As used herein, "APPLICABLE INTEREST" shall mean interest, at the following per annum. rates compounded annually, applied to the amount of the short-fall in Capital Contributions being made up by the Non-Contributing Partner pursuant to the exercise of the Option on a first-in-first-out basis: the lesser of (i) the maximum lawful (nonusurious) rate and (ii) Prime Rate plus ** for 0-6 months, Prime Rate plus ** for 6-12 months, Prime Rate plus ** for 12-18 months, Prime Rate plus ** if more than 18 months.

         Due the complexity of the foregoing, the following example is included:
******************************************************************************
************************************************


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******************************************************************************
********. If the Option is exercised for *** of the amount by which the number of Units owned by the Contributing Partner exceeds the number of Units owned by the Non-Contributing Partner in month 34, the exercise price would be calculated as follows:

Total Capital Contributions:        ********************************************
                                    *********
Total Units/Unit Percentages:       ******************************************
                                    ***************************

Contribution Per Unit:              ****************************************
                                    *********

Option Price:                       ***********************************
                                    ***********

                                             Plus

                                    Applicable Interest (compounded annually) on
                                    *******************************************
                                    **************************************
                                    **************************

         If the Option is exercised, the closing of the transaction shall occur 15 days thereafter at the principal offices of the General Partner. At closing, the purchasing Partner shall pay, in cash, to the selling Partner the applicable purchase price for the Units being purchased, and the selling Partner shall assign the Units being purchased to the purchasing Partner free and clear of all liens and encumbrances other than those under this Agreement and the Ownership Restriction Agreement.

         If the Contributing Partner will incur a taxable gain (excluding any income associated with the interest portion of the purchase price under clause
(ii) above) as a result of the sale of Units pursuant to the Option, the amount of the purchase price payable at closing by the Non-Contributing Partner shall be increased by an amount, if any, equal to (i) the then highest federal marginal corporate income tax rate applied to the amount of such gain less (ii) any savings or reduction of federal income tax resulting from any deduction or credit which (x) is allowed for federal income tax purposes and (y) decreased the federal income tax basis of the Units sold. The parties will reasonably cooperate with each other in determining the amount, if any, of any such gain, including any such


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determination that may be requested by the Non-Contributing Partner in anticipation of the possible exercise of the Option.

         If the parties determine that the Contributing Partner would incur such a taxable gain if the Option is exercised, then, upon the request of the Non-Contributing Partner, the parties will reasonably cooperate with each other to explore other means to achieve the same limited right to "catch up" on previously unfunded Capital Contributions that would not involve the Non-Contributing Partner having to pay an increased purchase price to cover the Contributing Partner's taxable gain; provided that any such alternative must be no less favorable, in economic terms and tax effects, to the Contributing Partner. One such alternative may be to allow Capital Contributions that are anticipated to be needed to fund the operations of the Partnership prior to the Outside Date to be made on a disproportionately increased basis by the Non-Contributing Partner with an corresponding special allocation or re-allocation to adjust the relative Capital Account balances of the Contributing Partner and Non-Contributing Partner so that they are in the same proportion as Units after giving effect to such disproportionate contributions.

         Notwithstanding any other provision of this Agreement, the parties agree that the Non-Contributing Partner shall never be required or obligated to pay interest in excess of the maximum non-usurious interest rate as may be authorized by applicable law. It is the intention of the parties to conform strictly to the applicable laws which limit interest rates, and any of the provisions of this Agreement for interest (or which may be deemed to be interest), if and to the extent payable by the Non-Contributing Partner, shall be held to be subject to reduction to the maximum non-usurious interest rate allowed under said law.

                                    ARTICLE 5
                                CAPITAL ACCOUNTS
                                ----------------

         5.1 CAPITAL ACCOUNTS. A capital account ("CAPITAL ACCOUNT") shall be established for each Partner. A Partner's Capital Account shall be credited with the fair market value (as determined in the sole judgment of the General Partner) of property contributed and the amounts of cash contributed to the Partnership by such Partner and shall be credited or charged, as the case may be, with such Partner's share of Partnership items of book income, gain, loss and deduction for each fiscal year of the Partnership determined pursuant to
ARTICLE 7 below. Each Partner's Capital Account shall be charged with the fair market value (as determined in the sole judgment of the General Partner) of any property


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distributed and the amount of cash distributed to such Partner. The respective
Capital Accounts of the Partners shall not bear interest.

         5.2 ADJUSTMENTS TO CAPITAL ACCOUNTS UPON REVALUATION OF PROPERTY. Upon the occurrence of (a) the admission of an additional or substituted Limited Partner, (b) an extraordinary (as determined by the General Partner) distribution of property by the Partnership, or (c) the liquidation of the Partnership (each an "ADJUSTMENT EVENT"), then, upon any such event, the Gross Asset Value immediately before the Adjustment Event shall be determined. The property of the Partnership shall thereafter be treated as if it were sold by the Partnership and any gain or loss resulting therefrom shall be allocated among the Partners in accordance with ARTICLE 7 hereof as of the date immediately before the Adjustment Event resulting in the valuation of Partnership assets. Such allocation of gain or loss shall thereafter be reflected in the Capital Accounts of the Partners for all purposes of this Agreement. Solely for purposes of determining adjustments to Capital Accounts, any net profit or net loss shall be determined using the Gross Asset Value rather than the adjusted tax basis of the property of the Partnership.

         5.3 COMPLIANCE WITH TREASURY REGULATIONS. Notwithstanding any provision in this Agreement to the contrary, the Capital Accounts of the Partners shall be maintained in accordance with Treasury Regulations, as amended from time to time, and shall be adjusted as provided therein.

                                    ARTICLE 6
                                  DISTRIBUTIONS
                                  -------------

         Except as otherwise provided herein, Distributable Cash of the Partnership shall be distributed on a ********* basis among the Partners *** **** in accordance with **********************. The amount and timing of such distributions shall be determined by the General Partner. The General Partner shall have the absolute discretion to have any distribution treated as a return of capital. That portion of any distribution which is treated as a return of capital shall be made to the Partners ratably in proportion to their respective Capital Accounts immediately prior to the distribution. The General Partner and the Partnership shall incur no liability for making distributions in accordance with the provisions of this Agreement, whether or not the General Partner or the Partnership have knowledge or notice of any transfer of ownership of any Units.

                                    ARTICLE 7
                                   ALLOCATIONS
                                   -----------


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         7.1 BOOK ALLOCATIONS. Except as otherwise provided herein or unless another allocation is required by the Code, Treasury Regulations, published revenue rulings or judicial decisions, all items of Partnership book income, gain, loss, deduction and credit shall be allocated among the Partners pro rata in accordance with their Unit Percentages in effect for the period during which such items accrue. For purposes of computing each item of book income, gain, deduction or loss, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes.

         7.2  Tax Allocations.
              ---------------

                  (a) CODE SECTION 704(c). Notwithstanding anything herein to the contrary, if any Partner has contributed or is treated as contributing any property to the Partnership that has a Gross Asset Value that is in excess of or less than its adjusted basis for federal income tax purposes at the time of such contribution, then all gain, loss, and deduction with respect to the contributed property shall, solely for federal income tax purposes, be allocated among the Partners so as to take account of the variation between the adjusted basis of such property and its initial net asset value as required under Code
         Section 704(c).

                  (b) PARTNERSHIP ASSET ADJUSTMENTS. In the event the Gross Asset Value of any Partnership Asset is adjusted under SECTION 5.2 hereof, subsequent allocations of Partnership income, gain, loss, and deduction with respect to such asset, as calculated for tax purposes, shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in accordance with the principals of Code Section 704(c) as is required pursuant to Treasury Regulations Section 1.704-1(b)(4)(i).

                  (c) CONSISTENT ALLOCATION. Except as provided in SECTION 7.2(a) AND (b), Partnership income, gain, loss, deduction, and credit, as calculated for tax purposes, shall be allocated among the Partners, to the extent possible, in accordance with the allocations of the items of Partnership book income, gain, loss, deduction, and credit allocated pursuant to SECTION 7.1.

                  (d) ADJUSTMENTS BY THE PARTNERS. Any elections or other decisions related to Partnership tax allocations pursuant to this
         SECTION 7.2 shall be made by the General Partner of the Partnership in a manner that reasonably reflects the purpose and intention of


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         this Agreement. Partnership tax allocations pursuant to this SECTION
         7.2 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or distributive share of the Partners items of Partnership book income, gain, loss, deduction, and credit or Partnership distributions to any of the Partners under this Agreement.

         7.3 TRANSFER OF UNITS. Unless otherwise unanimously agreed by the Partners, income, gain, loss, deduction or credit attributable to any Unit (or portion thereof) which has been transferred shall be allocated between the transferor and the transferee equally among the days of the Partnership's fiscal year without regard to Partnership operations during such days.

                                    ARTICLE 8
                      MANAGEMENT AND OPERATION OF BUSINESS
                      ------------------------------------

         8.1 MANAGEMENT BY GENERAL PARTNER. Subject to SECTION 8.3 below and subject to the provisions of the Act, the General Partner shall have exclusive authority to manage and control the day-to-day operations and affairs of the Partnership and to make all decisions regarding the business and property of the Partnership. The General Partner is hereby granted by the other Partners the right, power and authority to do on behalf of the Partnership all things which, in the General Partner's sole judgment, are necessary, proper or desirable to carry out and exercise such authority.

         8.2 AUTHORITY TO ACT. In order to expedite the handling of Partnership business, it is understood and agreed that any document executed by the General Partner or any officer of the General Partner while acting on behalf and in the name of the Partnership shall be deemed to be the action of the Partnership as to any third parties. Further, any Person dealing with the Partnership or the General Partner or any officer of the General Partner may rely upon a certificate signed by the General Partner or any officer of the General Partner as to:

                  (a)  identity of the Partners;

                  (b) existence or nonexistence of any fact or facts that constitute conditions precedent to acts by the Partnership or are in any other manner related to the affairs of the Partnership;

                  (c) Persons who are authorized to execute and deliver any instrument or document of the Partnership;


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                  (d) any act or failure to act by the Partnership; or

                  (e) any other matter whatsoever involving the Partnership or any Partner.

In no event shall any Person dealing with the General Partner or any officer of the General Partner with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or any officer of the General Partner, and every contract, agreement, conveyance instrument, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or an officer of the General Partner with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon and claiming thereunder that (i) at the time of the execution and/or delivery thereof, this Agreement was in full force and effect; (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership; and (iii) the General Partner or officer of the General Partner, as applicable, was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

         8.3 CERTAIN LIMITATIONS UPON THE POWER OF THE GENERAL PARTNER. Notwithstanding anything to the contrary contained herein, without the prior written approval of all of the Limited Partners, the General Partner shall not:

                  (a) Do any act in contravention of this Agreement or the certificate of limited partnership of the Partnership;

                  (b) Do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (c) Possess Partnership property or assign its rights in specific Partnership property for other than a Partnership purpose;

                  (d) Admit a person as the General Partner;

                  (e) Except for the admission of a transferee or assignee of a Limited Partner's Units transferred or assigned in compliance with the Ownership Restriction Agreement, admit an additional Partner to the Partnership; or


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

                  (f) Knowingly commit any act that would subject any Limited Partner to liability as a general partner in any jurisdiction.

         8.4 INVESTMENT/BANK ACCOUNTS. The Partnership will maintain such investment, bank and other accounts as the General Partner may deem necessary for the investment and deposit of the Partnership funds and for the proper segregation thereof into such separate accounts as may be deemed appropriate. All withdrawals from any such accounts shall be made by the General Partner or the duly authorized officers of the Partnership. Partnership funds shall not be commingled with those of any other Person. The Partnership accounts shall be in the name of the Partnership and all payments required of the Partnership will be made from accounts of the Partnership.

         8.5 REIMBURSEMENT. The General Partner shall be reimbursed by the Partnership for all costs and expenses, including legal, accounting and other fees related to the formation of the Partnership and the preparation of this Agreement. During the term of the Partnership, the General Partner shall be reimbursed for all direct costs and expenses incurred by it in the management and administration of the Partnership and attributable to the business of the Partnership.

         8.6 COMPENSATION. The General Partner shall not be entitled to any compensation for the management and administration of the Partnership.

                                    ARTICLE 9
                   BOOKS OF ACCOUNT: RECORDS, TAX INFORMATION
                   ------------------------------------------

         9.1 FISCAL YEAR. The fiscal year of the Partnership shall end on December 31 in each year.


         9.2 BOOKS AND RECORDS. Proper and complete records and books of account shall be kept by the General Partner in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by Persons engaged in businesses of like character. The Partnership books and records shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis. The books and records shall at all times be made available at the principal office of the Partnership and shall be open to the reasonable inspection and copying by the Partners or their duly authorized representatives with advance notice (not more than one business day shall be required) during reasonable business hours.


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

         9.3 TAXATION AS A PARTNERSHIP. The Partnership shall be treated as a partnership for federal and all state tax purposes. The General Partner shall cause the Partnership to prepare and file annually on or before the due date or extended due date thereof all required federal, state and local tax returns and filings.

         9.4 TAX ELECTIONS. All elections required or permitted to be made by the Partnership under the Code, including but not limited to, the election pursuant to Section 754 thereof, shall be made by the General Partner, if at all, in its sole discretion. Each Partner will upon request supply the information necessary to properly give effect to such elections.

         9.5 TAX RETURNS. The General Partner shall, on a timely basis, send each Person who is a holder of an interest in the Partnership at any time during a calendar year all partnership tax information kept on a federal income tax basis as shall be necessary for the preparation by such holder of its federal income tax return. Further, on request by any holder of an interest in the Partnership, the General Partner will furnish such holder copies of all federal, state and local income tax returns or information returns, if any, which the Partnership is required to file.

                                   ARTICLE 10
                            RESTRICTIONS ON TRANSFER
                            ------------------------

         10.1 PRIVATE OFFERING. Each Limited Partner is fully aware that the Partnership is selling Units to such Limited Partner in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, and upon the truth and accuracy of the representations of such Limited Partner contained in this Agreement.

         10.2 SECURITIES ACT REQUIREMENTS. Each Limited Partner represents that
(a) its Units are being acquired for investment, with no present intention of distributing or selling any portion thereof or with a view to any distribution thereof within the meaning of the Securities Act, and (b) its financial condition is such that it is able to bear all risks of holding its Units for an indefinite period of time and that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquisition of the Units and of making an informed investment decision with respect thereto; and (c) it will not offer or make a transfer of its Units unless it shall have delivered to the Partnership (i) an opinion of counsel satisfactory to the General Partner to the effect that no registration (or perfection of an exemption) under the Securities Act is required with respect to such transfer or (ii) such other evidence satisfactory to the General Partner that the transfer


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

will not violate the Securities Act and other applicable state securities laws.

         10.3 TRANSFERS BY THE LIMITED PARTNERS. A Limited Partner may not sell, transfer, assign or devise, or subject to security interest, lien or charge, all or any part of its Units, except as permitted in the Ownership Restriction Agreement, and any act in violation of this Section 10.3 shall be null and void ab initio. Any transfer of or assignment of the Units of a Limited Partner shall not dissolve the Partnership. A transferee or assignee of a Limited Partner's Units transferred or assigned in compliance with the Ownership Restriction Agreement shall be admitted as a substituted Limited Partner of the Partnership (with regard to the interest so transferred and assigned) without any further approval by the Partners.

         10.4 TRANSFERS BY THE GENERAL PARTNER. The General Partner may not sell, assign or transfer, or subject to security interest, lien or charge, all or any portion of its Units. The General Partner agrees not to voluntarily withdraw or resign as the general partner of the Partnership.

                                   ARTICLE 11
                                   DISSOLUTION
                                   -----------

         The Partnership shall dissolve and its affairs shall be wound up in accordance with ARTICLE 12 on the first to occur of the following:

                  (a) the expiration of the term of the Partnership;

                  (b) the bankruptcy, dissolution or termination and winding up of the affairs of the General Partner; or

                  (c) the written consent to terminate by all of the Partners.

                                   ARTICLE 12
                  WINDING UP AND TERMINATION OF THE PARTNERSHIP
                  ---------------------------------------------

         12.1 WINDING UP. If the Partnership is dissolved for any reason, it shall be wound up and its assets sold or distributed in an orderly manner, unless, in the case of the bankruptcy or termination and winding up of the affairs of the General Partner, all of the Partners agree, in accordance with the Act, to reconstitute and continue the Partnership and appoint one or more new general partners within 90 days after such event. In the absence of any such applicable agreement, no Partner shall have the right to reconstitute or continue the Partnership.


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

         12.2 LIQUIDATOR. The General Partner, or if there is no General Partner, then a liquidation trustee appointed by Partners owning at least *** of the Units of all Partners (the "LIQUIDATION TRUSTEE"), shall have the exclusive authority to manage and control the Partnership during the period during which it is being wound up. The Person(s) vested with the authority to manage and control the Partnership during the winding up period are hereinafter referred to as the "LIQUIDATOR".

         12.3 LIQUIDATION, DISTRIBUTIONS. Upon the winding up and termination of the business and affairs of the Partnership, its assets (other than cash) shall be sold and its liabilities and obligations to creditors and all expenses incurred in its liquidation shall be paid (either by payment or the making of reasonable provision for payment). Thereafter, the net proceeds from such sales (after deducting all selling costs and expenses in connection therewith) shall be distributed among the Partners in accordance with their respective positive balances in their Capital Accounts. Any distributions under this SECTION 12.3 may be made, at the election of the Liquidator, in money arising from the sale of the property of the Partnership or by a distribution of the Partnership's assets in kind (the distributed asset being treated as sold for its fair market value and any deemed gain or loss being treated as allocated among the Partners in accordance with ARTICLE 7 hereof) or such distribution may be, at the election of the Liquidator, partially in money and partially in kind. All determinations of fair market value under this SECTION 12.3 shall be made in the sole judgment of the Liquidator. Any sales or distributions in kind of the Partnership's assets shall be effected in compliance with the Securities Act and applicable state securities laws, as well as applicable contractual restrictions or requirements relating to the transfer of the assets of the Partnership.

         12.4 SOURCE OF DISTRIBUTIONS. Each holder of an interest in the Partnership shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and its Capital Contribution thereto (including the return thereof) and share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the Partnership, any Partner or the Liquidator.

         12.5 DEFICIT CAPITAL ACCOUNTS. No Partner shall be required to restore any deficit balance existing in its Capital Account upon the liquidation and termination of the Partnership.

         12.6 TERMINATION OF PARTNERSHIP. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership assets, the Partnership shall terminate and the Liquidator shall (and is


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

hereby given the power and authority to) execute, acknowledge, swear to and record all documents required to effectuate the dissolution and termination of the Partnership.

                                   ARTICLE 13
                                POWER OF ATTORNEY
                                -----------------

         Each Limited Partner hereby makes, constitutes and appoints the General Partner with full power of substitution and resubstitution, such Limited Partner's true and lawful attorney for it and in its name, place and stead and for its use and benefit, to sign, execute, certify, acknowledge, deliver, swear to, file and record in all necessary or appropriate places such agreements, instruments or documents as may be necessary or advisable (a) to reflect the exercise by the General Partner of any of the powers granted to it under this Agreement; (b) to reflect the admission to the Partnership of any additional Limited Partner or substituted Limited Partner in the manner prescribed in this Agreement; (c) to amend SCHEDULE A in the manner prescribed in this Agreement; and (d) which may be required of the Partnership or of the Partners by the laws of the State of Delaware or any other jurisdiction in which the Partnership may conduct business or own property. Each Limited Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner might or could do if personally present, and hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this ARTICLE 13: (a) is a special power of attorney coupled with an interest and is irrevocable; (b) may be executed by such attorney-in-fact by listing all of the Limited Partners executing any agreement, certificate, instrument or document with the single signature of any such attorney-in-fact acting as attorney-in-fact for all of them; (c) shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of a Limited Partner; and (d) shall survive the delivery of an assignment by a Limited Partner of its Units.

                                   ARTICLE 14
                            LIABILITY AND EXCULPATION
                            -------------------------

         14.1 LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

the Partnership, and no Partner shall be obligated for any such debt, obligation or liability of the Partnership solely by reason of being a Partner of the Partnership.

         14.2 EXCULPATION. No Covered Person shall be liable to the Partnership or any Partner under any theory of law, including tort, contract or otherwise (INCLUDING A COVERED PERSON'S OWN NEGLIGENCE) for any loss, damage or claim incurred by reason of any act or omission (including decisions to vote for or against any matter) performed or omitted by such Covered Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct. A Covered Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

         14.3 DUTIES AND LIABILITIES OF COVERED PERSONS. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Covered Person arising under this Agreement, a Covered Person acting under this Agreement shall not be liable to the Partnership or to any other Covered Person for actions (including decisions to vote for or against any matter) taken by it in good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Unless otherwise expressly provided herein, whenever a conflict of interest exists or arises between a Covered Person and the Partnership or a Partner, the Covered Person shall disclose such conflict to the Partners and shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

                                   ARTICLE 15
                                 INDEMNIFICATION
                                 ---------------

         15.1 INDEMNIFICATION. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Partnership for any loss, damage or claim incurred by such Covered Person (a) by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement or (b) by reason of being a Partner, an Affiliate of a Partner or an officer, manager, director, shareholder, partner, representative, advisor or agent of the Partnership or a Partner or its Affiliate, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this ARTICLE 15 shall be provided out of and to the extent of Partnership assets only, and no Covered Person shall have any personal liability on account thereof. THE FOREGOING INDEMNITY IS INTENDED TO INDEMNIFY EACH COVERED PERSON FOR HIS OWN ACTS OF NEGLIGENCE AND SHALL APPLY IRRESPECTIVE OF ANY CLAIM OF CONCURRENT OR CONTRIBUTORY NEGLIGENCE ON THE PART OF SUCH COVERED PERSON.

         15.2 EXPENSES. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding for which indemnity is sought under this Agreement shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized under this ARTICLE 15.

         15.3 INSURANCE. The Partnership may purchase and maintain insurance, to the extent and in such amounts as the General Partner shall deem reasonable, on behalf of Covered Persons and such other Persons as the General Partner shall determine, against any liability that may be


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

asserted against or expenses that may be incurred by any such Person in connection with the activities of the Partnership or such indemnities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Partnership may enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this ARTICLE 15 and containing such other procedures regarding indemnification as are appropriate.

                                   ARTICLE 16
                                     NOTICES
                                     -------

         All notices, requests and communications under this Agreement shall be in writing and shall be given to a party at the party's address set forth in SCHEDULE A hereto or, in the case of the Partnership, as follows: L & I Partners, L.P., 11550 IH 10 West, Suite 300, San Antonio, Texas 78230,
Attention: Board of Managers of L & I, L.L.C. and L & I Partners, L.P., c/o LeukoSite, Inc., 215 First Street, Cambridge, NM 02142, Attn: Christopher K. Mirabelli, Ph.D. Each such notice, request or other communication shall be effective (a) if given by registered or certified mail, return receipt requested, two days after such communication is deposited in the mails with postage prepaid and addressed as specified pursuant to this ARTICLE 16, or (b) if given by any other means, when delivered at the address specified pursuant to this ARTICLE 16. Any party may change its or its address for notifications hereunder by giving the other parties notice thereof in accordance with this
ARTICLE 16. Notwithstanding the foregoing, a copy of each notice given to the General Partner or the Partnership shall also be given to each Limited Partner.

                                   ARTICLE 17
                               DISPUTE RESOLUTION
                               ------------------

         Except as otherwise provided herein, any claim, dispute or controversy of any nature whatsoever, including but not limited to tort claims and contract disputes between the parties to this Agreement arising out of or related to the terms and conditions of this Agreement, including the implementation, applicability or interpretation thereof, shall be resolved in accordance with the dispute resolution procedures set forth in the Ownership Restriction Agreement.

                                   ARTICLE 18
                                  MISCELLANEOUS
                                  -------------


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

         18.1 FURTHER ASSURANCES. Each Partner agrees to execute, with acknowledgment or affidavit if required, any and all documents and writings which may be necessary or expedient in connection with the formation of the Partnership and the achievement of its purposes, specifically including all such agreements, certificates, tax statements, tax returns and other documents as may be required of the Partnership or its Partners by the laws of the United States of America, the State of Texas or Delaware or any political subdivision or agency thereof.

         18.2 PARTNERSHIP PROPERTY. The Partners agree that the property and other assets of the Partnership are and shall be owned by the Partnership as an entity. Each Partner, accordingly, owns Unit(s) and not an undivided interest in such assets and properties. No Partner shall have any right to partition the assets and properties of the Partnership; and to the extent, if any, that any Partner would have such a right, each such Partner hereby irrevocably waives any and all rights to maintain any action for partition of the assets and properties of the Partnership, either as a partition in kind or a partition by sale.

         18.3 INVALID PROVISIONS. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         18.4 ENTIRE AGREEMENT. This Agreement and the additional documents and agreements referred to herein constitute the entire agreement among the parties, and it supersedes all prior or contemporaneous agreements or understandings among the parties.

         18.5 SUCCESSORS AND ASSIGNS. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and permitted assigns.

         18.6 AMENDMENTS. Except as provided in ARTICLE 4 and ARTICLE 13 relating to certain amendment powers of the General Partner, amendments or modifications may be made to this Agreement only by setting forth such amendments or modifications in a written instrument signed by all the Partners.

         18.7 INTERPRETATION. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine,


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

the feminine or the neuter gender shall include the masculine, feminine and neuter.

         18.8 GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

         18.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all Partners to execute the same counterpart hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as of the day and in the year first above written.

                                            GENERAL PARTNER:
                                            ----------------

                                            L & I, L.L.C.


                                            By:
                                               ---------------------------------
                                                Christopher K. Mirabelli, Ph.D.,
                                                President

                                            LIMITED PARTNERS:
                                            -----------------

                                            LEUKOSITE, INC.


                                            By:
                                               ---------------------------------
                                                Christopher K. Mirabelli, Ph.D.,
                                                Chairman and Chief Executive
                                                Officer

                                            ILEX ONCOLOGY, INC.


                                            By:
                                               ---------------------------------
                                                Richard L. Love,
                                                President


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

                                                     SCHEDULE A
                                                     ----------

                                                (As of May 2, 1997)


                                              CAPITAL                     UNIT                      UNIT
NAME AND ADDRESS                           CONTRIBUTIONS               OWNERSHIP                 PERCENTAGE
----------------                           -------------               ---------                 ----------

GENERAL PARTNER:

L & I, L.L.C.                                 ********                     ***                        ***
11550 IH 10 West, Suite 300
San Antonio, TX 78230-1064
Fax No. (210) 949-8227
Attention: Board of Managers

LIMITED PARTNERS:

LeukoSite, Inc.                               ********                    ****                       ****
215 First Street
Cambridge, MA 02142
Fax No. (617) 621-9349
Attention: Christopher K. Mirabelli,
Ph.D.

ILEX Oncology, Inc.                           ********                    ****                       ****
11550 IH 10 West, Suite 300
San Antonio, TX 78230-1064
Fax No. (210) 949-8227
Attention: Richard L. Love

                                      ----------------        ----------------           ---------------

TOTAL:                                      **********                   100.0                     100.0%
======                                      ==========                   =====                     =====


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

                                                     EXHIBIT A

                                               Pre-Development Budget

                                           APRIL 1. 1997 - JUNE 30, 1997
                                           -----------------------------


Activity/Objective                              COMPLETE                             EXPENSES
------------------                              --------                            ----------

License Fees                                  April 1, 1997                         $   ******

****** Market Study                           April 1, 1997                             ******

Manufacturing  up-front payment to           April 15, 1997                             ******
*****************

Contingency                                                                             ******
                                                                                    ----------

                                                                                        ******


Leukosite Expense
-----------------

Travel                                                                                  ******

Manufacturing Consultant                      June 30, 1997                             ******
                                                                                    ----------

                                                                                    $   ******


ILEX Expense                                                                        $   ******
------------

Medical Consultant                                                                      ******

European Consultant                                                                     ******

Pre-FDA Mtg.                                                                            ******

Europe Coord. of Trial                                                                  ******

Dossier Prep                                                                            ******
(printing, out of pockets, etc.)                                                    ----------

ILEX Travel                                                                         $   ******


* Confidential treatment requested: material has been omitted and filed separately with the Commission.